Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ovintiv Inc. (successor issuer to Encana Corporation) of our report dated February 21, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ovintiv Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta, Canada

March 6, 2020